As filed with the Securities and Exchange Commission on November 30, 2022

Registration No. 333-227667
Registration No. 333-222091
Registration No. 333-212538
Registration No. 333-205795
Registration No. 333-191046
Registration No. 333-167858
Registration No. 333-144852
Registration No. 333-141527
Registration No. 333-116085
Registration No. 333-103655
Registration No. 333-89438
Registration No. 333-61446
Registration No. 333-82473
Registration No. 333-60779
Registration No. 333-58285

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration No. 333-227667
POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration No. 333-222091
POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration No. 333-212538
POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration No. 333-205795
POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration No. 333-191046
POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration No. 333-167858
POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration No. 333-144852
POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration No. 333-141527
POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration No. 333-116085
POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration No. 333-103655
POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration No. 333-89438
POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration No. 333-61446
POST-EFFECTIVE AMENDMENT No. 2 to Form S-8 Registration No. 333-82473
POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration No. 333-60779
POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration No. 333-58285

SYMBOLIC LOGIC, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

84-1010843

(IRS Employer Identification No.)

9800 Pyramid Court, Suite 400

Englewood, Colorado 80112

United States of America

(Address of principal executive offices)

Evolving Systems, Inc. 2016 Stock Incentive Plan, As Amended

Evolving Systems, Inc. Amended and Restated 2007 Stock Incentive Plan

James E. King Equity Incentive Plan

Amended and Restated Stock Option Plan

Employee Stock Purchase Plan

(Full Title of the Plan)

Igor Volshteyn

Chief Executive Officer

Symbolic Logic, Inc.

9800 Pyramid Court, Suite 400

Englewood, Colorado 80112

United States of America

+1 (303) 802-1000

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with a copy to:

Robert S. Matlin

David A. Bartz

K&L Gates LLP

599 Lexington Avenue

New York, NY 10022

(212) 536-3900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (“Post-Effective Amendment No. 1”), filed by Symbolic Logic, Inc. (formerly known as Evolving Systems, Inc. ( the “Company”)) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”):

•	Registration Statement No. 333-227667, filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 2, 2018, registering the offer and sale of 200,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”);
•	Registration Statement No. 333-222091, filed with the SEC on December 15, 2017, registering the offer and sale of 400,000 shares of the Company’s Common Stock;
•	Registration Statement No. 333-212538, filed with the SEC on July 15, 2016, registering the offer and sale of 250,000 shares of the Company’s Common Stock;
•	Registration Statement No. 333-205795, filed with the SEC on July 22, 2015, registering the offer and sale of 500,000 shares of the Company’s Common Stock;
•	Registration Statement No. 333-191046, filed with the SEC on September 6, 2013, registering the offer and sale of 250,000 shares of the Company’s Common Stock;
•	Registration Statement No. 333-167858, filed with the SEC on June 29, 2010, registering the offer and sale of 250,000 shares of the Company’s Common Stock;
•	Registration Statement No. 333-144852, filed with the SEC on July 25, 2007, registering the offer and sale of 2,000,000 shares of the Company’s Common Stock;
•	Registration Statement No. 333-141527, filed with the SEC on March 23, 2007, registering the offer and sale of 100,000 shares of the Company’s Common Stock;
•	Registration Statement No. 333-116085, filed with the SEC on June 2, 2004, registering the offer and sale of 1,700,000 shares of the Company’s Common Stock;
•	Registration Statement No. 333-103655, filed with the SEC on March 7, 2003, registering the offer and sale of 1,600,000 shares of the Company’s Common Stock;
•	Registration Statement No. 333-89438, filed with the SEC on May 31, 2002, registering the offer and sale of 300,000 shares of the Company’s Common Stock;
•	Registration Statement No. 333-61446, filed with the SEC on May 23, 2001, registering the offer and sale of 1,150,000 shares of the Company’s Common Stock;
•	Registration Statement No. 333-60779, filed with the SEC on August 6, 1998, registering the offer and sale of 3,009,020 shares of the Company’s Common Stock; and
•	Registration Statement No. 333-58285, filed with the SEC on July 1, 1998, registering the offer and sale of 250,000 shares of the Company’s Common Stock.

This Post-Effective Amendment No. 2 (along with Post-Effective Amendment No. 1, this “Post-Effective Amendment”), filed by the Company relates to the following Registration Statement:

•	Registration Statement No. 333-82473, filed with the SEC on July 8, 1999, registering the offer and sale of 1,300,000 shares of the Company’s Common Stock and amended by a post-effective amendment filed with the SEC on May 19, 2000, registering the offer and sale of 1,600,000 shares of the Company’s Common Stock.

This Post-Effective Amendment is being filed by the Company, as part of its plan to improve its cost structure and increase stockholder value by ceasing to be a reporting company under the Securities Exchange Act of 1934, as amended, in order to (i) terminate all offerings under the Registration Statements and (ii) withdraw and deregister any and all of the Common Stock registered for issuance on the Registration Statements but remaining unsold as of the date hereof.

The Company hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings contained in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance and remain unsold at the termination of the offerings, hereby removes from registration any and all of such securities registered and remaining unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado on November 30, 2022.

SYMBOLIC LOGIC, INC.

By:	/s/ Igor Volshteyn
Igor Volshteyn Chief Executive Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.